                                                                    EXHIBIT 21.1

                            LIST OF SUBSIDIARIES OF
                              MASTECH CORPORATION

                                      JURISDICTION
                                           OF
         NAME OF SUBSIDIARY           INCORPORATION
         ------------------           -------------
         Mastech Holding Company      Delaware
         Mastech Systems Corporation  Pennsylvania
         Mascot Systems Pvt. Ltd.     India
         Scott Systems Pvt. Ltd.      India